EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                 (Thousands, except share and per share amounts)
                                   (Unaudited)


                                                                    Three Months Ended
                                                                          March 31
                                                                     1997        1996


PRIMARY:
  Primary earnings from
    continuing operations   . . . . . . . . . . . . . . .      $   3,160       $   3,262
  Extraordinary gain on debt
    redemption  . . . . . . . . . . . . . . . . . . . . .          4,568               -

    Total primary earnings  . . . . . . . . . . . . . . .      $   7,728       $   3,262

  Average number of shares
    of common stock outstanding   . . . . . . . . . . . .         16,056          16,009
  Incremental shares to
    reflect dilutive effect of deferred
    compensation plan   . . . . . . . . . . . . . . . . .             30             114

  Total shares    . . . . . . . . . . . . . . . . . . . .         16,086          16,123

Primary earnings from
  continuing operations per
  common share  . . . . . . . . . . . . . . . . . . . . .      $      .20    $       .20

Primary income from extraordinary
  gain on debt redemption   . . . . . . . . . . . . . . .             .28            -

    Primary earnings per share  . . . . . . . . . . . . .      $      .48    $       .20




                                                                      EXHIBIT 11


                            ROBERTSON-CECO CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                 (Thousands, except share and per share amounts)
                                   (Unaudited)



                                                                    Three Months Ended
                                                                          March 31
                                                                    1997         1996


FULLY DILUTED:

  Fully diluted earnings from continuing
    operations  . . . . . . . . . . . . . . . . . . . . .       $  3,160       $  3,262
  Extraordinary gain on debt
    redemption  . . . . . . . . . . . . . . . . . . . . .          4,568              -

    Total fully diluted earnings  . . . . . . . . . . . .       $  7,728       $  3,262

  Average number of shares
    of common stock outstanding   . . . . . . . . . . . .         16,056         16,009
  Incremental shares to
    reflect dilutive effect of deferred
    compensation plan   . . . . . . . . . . . . . . . . .             31            123

  Total shares    . . . . . . . . . . . . . . . . . . . .         16,087         16,132

Fully diluted earnings from continuing
  operations per common share   . . . . . . . . . . . . .      $      .20     $      .20
Fully diluted income from extraordinary
  gain  . . . . . . . . . . . . . . . . . . . . . . . . .             .28            -

Fully diluted earnings per share  . . . . . . . . . . . .      $      .48      $     .20





